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                                                                EXHIBIT 10(ii)

                             DISTRIBUTOR AGREEMENT
                             ---------------------

THIS AGREEMENT made this 28 day of July, 1995, between GOLDCAPS, INC., a subsidiary of IVAX Corporation, a Florida corporation, with its principal place of business at 50 N.W., 176th Street, Building 100, Miami, Florida 33169, (hereinafter known as the "Company") and DAISY MANUFACTURING COMPANY, INC., a Delaware corporation, with its principal place of business at Box 220, Rogers, Arkansas 72757-0220 (hereinafter known as the "Distributor");

WHEREAS, the Company is engaged in the manufacture, production and sale of softgel paintball capsules (the "Product") having the specifications set forth in Schedule A hereto (the "Specifications"); and

WHEREAS, the Distributor plans to establish and maintain a marketing organization and market the Product in the areas/ countries listed on Schedule "B" hereto (the "Sales Territory"); and

WHEREAS, the Company and the Distributor wish to cooperate for the purpose of making the Product available to purchasers in the Sales Territory.
NOW, THEREFORE, it is agreed as follows:

1.   Appointment.  The Company hereby appoints the Distributor as Exclusive
     -----------
     Distributor for sales of the Product in the Sales Territory. The Sales Territory may be expanded, in the sole discretion of the Company, upon the request of Distributor and the presentation of a satisfactory business plan in connection therewith and execution of a written amendment hereto adding such expanded Sales Territory to Schedule B. The Distributor accepts this appointment and agrees to act as distributor and not to sell any products within or outside the Sales Territory which compete with the Product during the entire term of this Agreement nor to sell the Product, directly or indirectly or as an associate,
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     partner, manager, agent, owner, investor in any cooperation, partnership or other entity, operator or otherwise, or by means of any corporate or other devise, outside the Sales Territory. Notwithstanding the foregoing, from time to time the Company may permit the Distributor to sell Product to customer outside the Sales Territory, provided that such permission is obtained in advance of any such sale, which permission will not be unreasonably withheld, and such sale is conducted upon the terms and conditions agreed upon in writing between the parties.

2.   Duties.  The Distributor shall carry continuously and have readily
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     available sufficient quantities of the Product to enable it to meet promptly the demands of customers in the Sales Territory, provided the Company has sufficient quantity in supply, and to make every reasonable effort to use proper means to develop, promote and continue as far as practicable sales of the Product, Distributor further agrees to provide warehousing as needed to service customers in its Sales Territory. Distributor will engage at its sole discretion, sales personnel to serve the customers in the Sales Territory as part of its operation. Distributor shall provide the Company, no less often then semi-annually, written reports itemizing the unit sales volume for the Sales Territory.

     Distributor shall promote the Product from time to time via trade journal advertisements, printed brochures, direct mail or other means. The Company reserves the right to pre-approve any advertisement in which the Company or any of its trademarks are referred to, but will not unreasonably withhold approval. The Company and Distributor will contribute to a promotion fund each contributing an agreed upon amount. Distributor will include, at a minimum, the warnings issued by the Company in all packaging used

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     in connection with the sale of Product and shall use its best efforts to ensure that all packaging containing Product sold to the end user shall contain such warnings.

3.   Purchases and Delivery.  Unless otherwise agreed by the parties, all
     ----------------------
     shipments shall be F.O.B. the Company's plant or their designated plant for shipment directly to a location as agreed with the Distributor within the Sales Territory. Source of shipments shall be in the sole discretion of the Company. In addition to the terms and conditions set forth in this Agreement, the terms and conditions of the Daisy Purchase Order shall be incorporated herein as being fully set forth in Schedule C.

4.   Payment and Credit Terms.  Terms on all purchases shall be net 30.
     ------------------------

5.   Prices.  A list of current prices of the Product for various quantities is
     ------
     listed on Schedule D, attached hereto and made a part hereof. The price of the Product may be changed by the Company on an annual basis with 30 days written notice to the Distributor. Any such modified prices will not be unreasonable given the then current market and competitive conditions. Prices for new products, if any, will be established by the Company at the time of the initial commercial launch of such new products.

6.   Returns.  The Company will replace, free of charge, any products which does
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     not conform to the Specifications set forth in Schedule A.  The Company may remove, reinspect or otherwise recover any such product and sell it again to the Distributor, provided such recovered Product meets the Specifications therefor. Advance authorization must be obtained from the Company prior to any return or issuance of credit.

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7.   Interruption of Deliveries.  The Company shall make every effort to fill
     --------------------------
     all orders with reasonable promptness, except that in case of fire, riots, strikes or other labor disputes, any other causes beyond the Company's control, the Company, at its option, may cancel the delivery, or partially cancel as the case may be, by giving written notice to the Distributor. If, as a result of any such non-delivery of product by the Company, Distributor fails to maintain sufficient quantities of Product as required under paragraph 2 hereof, Distributor shall not be deemed thereby to be in breach of this Agreement.

8.   Distributor's Performance Criteria.  Distributor will exercise its best
     ----------------------------------
     efforts to sell the Product set forth in Schedule C in the Sales Territory. Distributor agrees that it will attempt to sell 100 million capsules in various colors during the two year period of this contract. During this Agreement, the Company may at its option upon reasonable notice require a conference between representatives of the Company and Distributor to discuss the performance of Distributor in terms of the Distributor meeting sales targets for product.

9.   Termination.  This Agreement will commence on the date of the first
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     shipment of paintballs to Distributor and shall be for a period of two years. Unless terminated by either party in writing, as hereinafter set forth, the contract will renew for an additional two years under the same terms and conditions or modifications agreed to by the parties. Either the Company or the Distributor may terminate this Agreement on the two year anniversary, without cause, with one year written notice to the other party. During the term of the Agreement, either the Company or Distributor may terminate this Agreement for breach of its terms if, after 60 days written notice, such breach or default has not

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     been cured.  Notwithstanding the foregoing, the Company or Distributor, at any time, may terminate this Agreement immediately if either party is declared bankrupt or insolvent, or makes an assignment for the benefit of creditors, or if a receiver is appointed or any proceedings are commenced, voluntary or involuntary, by or against Distributor under any bankruptcy or similar law. Termination notices shall be sent as provided herein.

10.  Obligation to Pay on Termination.  Even though this Agreement is
     --------------------------------
     terminated, the Distributor's obligation to pay in full for product meeting the Specifications delivered hereunder to the Distributor shall not be affected and the Company's obligation to ship Product to Distributor for which Distributor has in place with the Company confirmed open orders shall not be affected.

11.  Limitation of Liability.  The Distributor shall maintain its own place of
     -----------------------
     business, facilities and the equipment in accordance with Distributor's own discretion and resell Company's products. Both the Company and Distributor will name as additional insureds each other on their respective general liability policies. Neither the Company nor the Distributor shall by reason of the termination or non-renewal of this Agreement, be liable to the other for compensation, reimbursement, or damages on account of the loss of perspective profits or anticipated sales on account of expenditures, investments, leases, property improvements or commitments in connection with business or goodwill of the Company or the Distributor.

12.  Notices.  All notices and other communications hereunder shall be in
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     writing and shall be deemed to have been given when delivered in person or when sent by facsimile

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     transmission confirmed by certified or registered mail, or two business days after being sent by an internationally recognized "overnight" courier service, to the last known address of the other party.

13.  Relationship of Parties.  The relationship between the Company and the
     -----------------------
     Distributor is that the buyer and seller. Distributor, including its agents and employees, shall be regarded as an independent contractor. This Agreement does not authorize the Distributor to be the agent or the legal representative of the Company for any purpose. The Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company or to bind the Company in any manner.

14.  Confidential Information.  Unless otherwise agreed to in writing, each
     ------------------------
     party agrees to retain in strict confidence and, except as otherwise expressly provided herein, not to issue or disclose to others any and all information received from the other, including, but not limited to, know-how, compilations, processes, plans, blueprints, technical information, new product information, test procedures, product samples, specifications as well as commercial and other information data considered confidential in nature, whether communicated in writing or orally (the "Confidential Information"); provided, however, that Confidential Information shall not be deemed to include:

     (a) such information which at the time of disclosure, is in the public domain or thereafter becomes part of the public domain by publication or otherwise through no act of the party receiving it;

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     (b)  such information which a party can conclusively establish was in its possession prior to the time of disclosure to it and was not acquired directly or indirectly from the disclosing party or any of its employees or affiliates; or

     (c) such information which is independently made available as a matter of right by a third party who has not violated a confidential relationship with the party seeking to maintain the confidentiality of such information.

15.  Other Agreements.  It is declared by both parties that there are no oral or
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     other agreements or understandings between them affecting this Agreement, or related to the selling or servicing of said products in the Sales Territory. This Agreement, together with the Schedules attached hereto, supersedes all previous agreements between the parties relating to the subject matter hereof.

16.  Modification.  This Agreement may be changed, waived, or amended only by an
     ------------
     instrument in writing signed by both parties.

17.  Severability.  If any term of this Agreement thereof shall be invalid,
     ------------
     breached or unenforceable, the remainder of this Agreement shall remain in full force and effect. No representation or warranty is made by either party with respect to the subject matter hereof other than as expressly set forth herein of in the Schedules attached hereto.

18.  No Implied Waivers.  The failure of either party at any time to require
     ------------------
     performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision, or as a wavier of the provision itself.

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19.  Governing Law.  This Agreement is to be governed by and construed according
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     to the domestic laws of the U.S.A. without regard to its conflicts of laws provisions or Uniform United Nations Conventions. However, any provision herein which in any way contravenes the laws of any country or jurisdiction shall be deemed not to be a part of this Agreement. All actions concerning any dispute arising or related hereto or the transactions contemplated herein shall be filed and maintained only in a court sitting in Florida.

20.  Packaging, Trademarks.  It is agreed that the Company and Distributor will
     ---------------------
     decide how the product is to be packaged. It is agreed that if the name Goldcaps or any other past, present or future Company Trademark or logo, will not be used by the Distributor upon the expiration or termination of this Agreement or in any other manner except as provided herein. The Distributor further agrees to make no claim thereto or against the use thereof by the Company or other distributor's of the Company's products.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

WITNESS                            GOLDCAPS, INC.
                                   (The Company)

/s/                                /s/
-----------------------------      ------------------------------
WITNESS                            Its:  President

                                   DAISY MANUFACTURING COMPANY, INC.
                                   (The Distributor)

/s/ Jo Allison Speitel             /s/ Marvin W. Griffin, Jr.
-----------------------------      ------------------------------
                                   Marvin W. Griffin, Jr.
                                   Its:  President

                                      -8-
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                                  Schedule A
                                  ----------

Product Specifications [upon receipt by Distributor]
----------------------------------------------------

     Pole Range:          Min .665

                          Max .705

     Equator Range:       Min .665

                          Max .695

     Bounce Test:         10 capsule drop at 6 feet

                          Maximum breakage - 2 capsules


     Shoot Test:          20 capsules shot

                          Maximum breakage in barrel - 2 capsules


     Color:               Matched to clients request

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                                  Schedule B
                                  ----------



The Sales Territory shall consist of the following:

          Exclusive worldwide distribution to all retail and wholesale outlets, excluding Paintball Field Operators.

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                                  Schedule C
                                  ----------

                              PURCHASE ORDER TERMS

1. Buyer shall not be charged for any costs of packing, crating, drayage or storage without its prior written consent.

2. Buyer shall not be liable for the payment of any federal, state or local taxes which may be applicable to the materials, goods or services covered by this order unless the same shall have been separately itemized and set forth in Seller's quotation.

3. Seller warrants and represents that the prices for the goods and materials set forth herein does not exceed the net price now charged by Seller to any other customer purchasing the same items in like or similar quantities, and agrees that if at any time during the pendency of this order, lower net prices are quoted to any other person for similar goods and materials, such lower net prices shall be from that time substituted for the prices contained herein.

4. (a) Seller warrants and represents that the goods furnished hereunder shall be of the quantity, quality, description and specifications set forth herein and free of defects in design, workmanship and materials.

     (b) All such goods and materials shall be received subject to Buyer's inspection and approval. Payment for the goods and materials shall not constitute acceptance thereof.

     (c) Seller agrees to promptly repair or replace any goods and materials found to be defective in design, workmanship or material or not in conformity with the specification therefor. Buyer may return any non-conforming goods or materials at Seller's expense.

     (d) Goods delivered in excess of the quantity specified herein may be refused and returned to Seller at its expense.

     (e) Buyer may cancel any portion of this order if shipment is not timely made as specified.

     (f) Seller warrants that the sale or use of the articles or materials covered by this order, either alone or in combination with any other articles or materials with which Seller intends or has advised or advertised that they may be used, will not constitute an infringement or contributory infringement of any patents or copyrights in any country, and Seller hereby licenses Daisy Manufacturing Company, Inc. and its customers under all of Seller's patents or

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          trademarks or copyrights to use and sell the articles or materials covered by this order, alone or in any combination for which the materials may be used.

5. Seller covenants and agrees to hold harmless, defend, indemnify and keep indemnified, the Buyer, its affiliated and Subsidiary companies, successors, and assigns, customers and users of its products of and from any and all action or actions, loss, claims, demands, expenses, fees and charges, costs and damages of any person whomsoever, arising out of or caused by any breach of warranties or violation of the terms and conditions hereof.

6. The representations and warranties of the Seller and the remedies of the Buyer for breach thereof set forth herein shall not be construed to limit or exclude any other warranties or remedies provided by law.

7. The warranties herein shall run to the Buyer, its affiliated and subsidiary companies, successors, assigns and its customers and the users of the goods and materials involved.

8. Seller shall bear the sole responsibility for any materials furnished to it by Buyer in connection with this order.

9. Seller shall not assign any portion of this order without Buyer's written consent. Buyer's consent shall not release Seller from its obligation and liabilities hereunder.

10. Any terms herein to the contrary notwithstanding, neither party shall be liable for delays or defaults due to force majeure, acts of governmental authority or public enemy, war, strikes and labor troubles, freight embargoes or any other causes or contingencies beyond its control, provided, however, that Buyer may cancel any portion of this order if shipment is not timely made as specified hereunder.

11. This order is subject to and Seller shall comply with all applicable federal, state and local laws and regulations, including the requirements of the Fair Labor Standards Act of 1938, as amended and including, for orders (or contracts) not exempt under Section 204 of Executive Order 11246, as amended by Executive Order 11375, the provisions of paragraphs
     (1) through (7) of Section 202 thereof, which provisions are incorporated herein by reference. Acceptance of this order on the part of the Seller shall constitute its certification of full compliance with such laws and regulations.

12. The terms of this order supersede any prior dealings or negotiations of the parties and contain the entire agreement between them, and no amendment or modification thereof shall be valid or binding upon the Buyer unless contained in a written instrument signed by its authorized representative, provided, however, that where this purchase order form is used in connection with purchase release under formal written contracts, the contract provisions shall prevail if inconsistent with the within terms; and provided, further, that in the event this purchase order involves a government contract the terms thereof shall

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     be superseded by attachment of form entitled "Standard Terms and Conditions
     For Fixed Price Purchase Orders," which form upon attachment shall become part of the purchase order.

13.  Daisy Manufacturing Company, Inc. is a Federal Contractor subject to
     Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 and Section 503 of the Rehabilitation Act of 1973 and as such vendors
     [ ]are subject to these sections.

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                                  Schedule D
                                  ----------


Pricing/Quantities:
--------------------


        A.  Single Tone:

                   0 - 50 MM    $21.00/M

                   50 - 100 MM  $20.00/M

                   100+         $19.25/M


                   (after the Distributor has purchased 50 M paintballs, then the price for the original 50 M will be calculated at $20.00/M and credits issued forthwith. After the Distributor has purchased 100 M paintballs, then the price of the original 100 M will be calculated at $19.25/M and credits issued forthwith).

        B.   Two Tone:

                   0 - 50 MM      $21.50/M

                   50 - 100 MM    $20.50/M

                   100+           $19.75/M


                   (after the Distributor has purchased 50 M paintballs, then the price for the original 50 M will be calculated at $20.50/M and credits issued forthwith. After the Distributor has purchased 100 M paintballs, then the price of the original 100 M will be calculated at $19.75/M and credits issued forthwith).

NOTE:  M = Thousand

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